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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                February 28, 2000

                          -----------------------------

                     Information Management Associates, Inc.
             (Exact name of registrant as specified in its charter)

                                   Connecticut
                 (State or Other Jurisdiction of Incorporation)


         001-13211                                      06-1289928
(Commission File Number)                    (I.R.S. Employer Identification No.)


           One Corporate Drive, Suite 400, Shelton, Connecticut, 06484
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 925-6800
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)


ITEM 5.        OTHER EVENTS.

On February 28, 2000, Information Management Associates, Inc. (hereafter the "Company" or "IMA") announced additional information regarding the review of its financial statements by the Securities and Exchange Commission (SEC) and its accounting for certain transactions.

As previously reported on November 18, 1999, the Company has received a comment letter from the SEC regarding, among other things, the Company's accounts receivable balances, the collectibility of such balances, and the Company's revenue recognition policies in light of such balances.

Subsequently, the Company initiated an internal review of certain transactions in 1999 and certain prior quarterly periods. In connection with the Company's internal review, the Company believes it will be required to record certain adjustments to revenue that will result in a restatement of the Company's financial statements for the second and third quarters of 1998. The revenue adjustments relate to the recognition of revenue on certain software transactions pursuant to SOP 97-2. These adjustments will not affect year-end 1998 results.

The Company is continuing its internal review, and other adjustments to revenue relating to transactions in 1999 or in certain quarters prior to 1999 may be required. Restated financial statements for those periods requiring restatement will be issued upon completion of the review.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c) The following exhibit is filed as part of this report:

         99.1 Press Release dated February 28, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    March 1, 2000                 INFORMATION MANAGEMENT
                                          ASSOCIATES, INC.



                                       By:     /s/John A. Piontkowski
                                               ----------------------
                                               Name:     John A. Piontkowski
                                               Title:    Chief Financial Officer